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Exhibit 10.117.2



                             STOCK PLEDGE AGREEMENT


            By this Stock Pledge Agreement (this "Agreement"), dated as of April 21, 1997, ELK MEADOWS INVESTMENTS, L.L.C., and BRITWILL INVESTMENTS COMPANY, LTD. (collectively, "Lender"), and UNISON HEALTHCARE CORPORATION ("Borrower") agree as follows:

                                    RECITALS

      A. Pursuant to a Promissory Note (the "Note"), of even date herewith executed by Borrower for the benefit of Lender, Lender is lending $2,950,000 to Borrower.

      B. As security for the performance of Borrower's Obligations, Borrower has agreed to pledge to Lender and to grant to Lender a security interest in the Collateral.

                                    AGREEMENT

      Section 1. Definitions. As used herein, the terms listed in this Section shall have the following meanings:

            "Borrower" has the meaning set forth in the introductory paragraph above.

            "Common Stock" means the common stock of the Subsidiaries owned by Pledgor.

            "Collateral" means collectively the following shares of Common
Stock, which constitute 100% of the issued and outstanding Common Stock of each of the following Subsidiaries, except as otherwise indicated, all of which is owned by Borrower: _____ shares of Quest Pharmacies, Inc., which constitutes 75% of the issued and outstanding Common Stock of such corporation; _____ shares of Safford Care, Inc.; _____ shares of Rehab West, Inc., conducting business in Arizona as Therapy West, Inc.; _____ shares of Cornerstone Care, Inc.; _____ shares of Arkansas, Inc.; _____ shares of Douglas Manor, Inc.; _____ shares of Memphis Clinical Laboratory, Inc.; _____ shares of Sunbelt Therapy Management Services, Inc., an Arizona corporation (the holding company for Decatur Sports Fit & Wellness Center, Inc., Therapy Health Systems, Inc., Henderson &
Associates Rehabilitation, Inc. and Sunbelt Therapy Management Services, Inc., an Alabama corporation); and _____ shares of American
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Professional Holding, Inc. (the holding company for Ampro Medical Services, Inc.
and Gamma Laboratories, Inc.).

            "Market Value" means (i) if the Common Stock is traded on a nationally recognized market on the Sale Date, the greater of the low per share trading price for the Common Stock or the actual per share sales price of the Collateral on the Sale Date, or (ii) if the Common Stock is not traded on a nationally recognized market on the Sale Date, the actual per share sales price of the Collateral on the Sale Date.

            "Obligations" means all of the representations, warranties, performances and obligations of Borrower and/or any Subsidiaries under the Note or any other documents executed in connection with the $2,950,000 loan and all other amounts and performances owing from the Borrower and any Affiliates of the Borrower to the Lender or any Affiliates of the Lender, including without limitation the following:

            (a) Repayment of eight promissory notes maturing on October 31, 1997 (four each currently held in two separate escrow accounts) payable by Borrower to David Kremser or certain of his relatives, with the aggregate principal amount of all eight notes totalling approximately $1,145,967.

            (b) Repayment of Borrower's equity adjustment obligations owing with respect to its acquisition of certain facilities. The obligations total approximately $1,028,188 to Mr. Kremser and $131,626 each to four of Mr. Kremser's family members. Mr. Kremser and Borrower anticipate that the obligations soon will be evidenced by promissory notes from Borrower to Mr. Kremser and certain of his relatives, respectively, for the amounts listed in the preceding sentence.

            (c) Repayment of the obligations owing to Bruce Whitehead, as Agent for the former shareholders of BritWill HealthCare Company, pursuant to a Contingent Payment Agreement, dated as of April 16, 1996, with an effective date of August 10, 1995, and all documents related thereto.

            (d) Repayment of any sums paid by Bruce Whitehead or David Kremser pursuant to their respective guarantees of certain obligations of the Borrower and/or its Affiliates at any time prior to repayment in full of items (a) through (c) above.

            "Sale Date" means the date of sale, transfer or retention of the Collateral by Lender after an Event of Default.

            "Subsidiaries" means each of the subsidiaries or affiliates of Borrower that will sell its receivables to Borrower, which are as follows: Quest Pharmacies, Inc., Safford Card, Inc., RehabWest, Inc., Cornerstone Care, Inc., Arkansas, Inc., Douglas Manor, Inc., Memphis Clinical Laboratory, Inc., Decatur Sports Fit & Wellness Center, Inc., Therapy Health Systems,


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Inc., Henderson & Associates Rehabilitation, Inc., Sunbelt Therapy Management
Services, Inc., Ampro Medical Services, Inc., and Gamma Laboratories, Inc.

      Section 2. Pledge of Collateral. In consideration of the loan evidenced by the Note, and as security for performance of the Obligations, Borrower hereby delivers to Lender, and grants to Lender a security interest in, the Collateral, with stock powers duly executed by Borrower, with medallion signature guarantees, in blank for all original share certificates representing all issued and outstanding Common Stock of each Subsidiary that is owned by Borrower. Upon request of Lender, Borrower agrees to endorse and deposit any additional certificates for shares of Common Stock constituting proceeds or products of the Collateral, to be held by Lender in a manner identical to the Collateral pledged in this Agreement. Further, Borrower agrees at any time, or from time to time hereafter, to execute such financing statements and other instruments and perform such acts as Lender may reasonably request to establish and maintain a valid, perfected security interest in the Collateral.

      Section 3. Obligations Secured. The security interest created by this Agreement shall secure the performance of the Obligations. Even if the Note is paid in full, this Agreement shall continue in full force and effect until all of the other Obligations have been satisfied.

      Section 4. Covenants and Restrictions. As of the date hereof and at all times while this Agreement is in effect, Borrower covenants and agrees as follows:

            4.1. Borrower is the legal and beneficial owner of the Collateral, and is conveying the Collateral to Lender free and clear of all liens, security interests and encumbrances. Borrower waives for the benefit of Lender any restrictions on transfer of the Collateral contained in any agreements by or among any of them. Aside from agreements subject to the preceding sentence, no restrictions on transfer of the Collateral exist, except such restrictions on transfer as may be required by laws affecting the transfer of securities generally.

            4.2. This pledge of the Collateral creates a valid and perfected first priority security interest in the Collateral.

            4.3. No authorization, approval, or other action by any party, and no notice to or filing with any governmental authority or regulatory body, is required for the (i) consummation of this pledge and Borrower's performance of this Agreement, or (ii) exercise by Lender of its rights and remedies pursuant to this Agreement (except as may be required by laws affecting the offering and sale of securities generally).

            4.4. Borrower will not sell, transfer, convey, assign or otherwise dispose of, or grant a security interest in or option with respect to, any Collateral at any time while any of the Obligations are outstanding.


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      Section 5. Default. Any "Event of Default" under the Loan and Security
Agreement of even date herewith executed in connection with the $2,950,000 loan shall be an "Event of Default" hereunder.

      Section 6. Rights of Lender on Default.

            6.1. Upon the occurrence of an Event of Default, Lender shall have all the rights and remedies granted a secured party under the Arizona Uniform Commercial Code or under the Note or this Agreement, including, without limitation, the right to do or perform any or all of the following:

                  6.1.1. To declare the unpaid balance of the Note immediately due and payable and exercise any other remedies for default set forth herein.

                  6.1.2. If the Common Stock is publicly traded on a nationally recognized market, to proceed in accordance with Arizona law with respect to retention of all or part of the Collateral, valued at Market Value, in partial or full satisfaction of the Note.

                  6.1.3. To dispose of the Collateral for Market Value by public or private sale in accordance with Arizona law. Borrower recognizes that Lender may be unable or may determine that it is undesirable to effect a public sale of any or all of the Collateral, but may elect to resort to one or more private sales thereof to a restricted group of purchasers who will be required to agree, among other things, to acquire any such securities for their own account for investment and not with a view to the distribution or resale thereof. Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale, and, notwithstanding such circumstances, agrees that any such private sale subject to such conditions and otherwise made in accordance in all material respects with applicable law will be deemed to have been made in a commercially reasonable manner. Lender will be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit an issuer of any of the Collateral to register the public sale of such securities under the Securities Act of 1933, as amended, or other applicable securities laws. Borrower further agrees to do or cause to be done all such other acts and things as may be necessary to make such private sale or sales of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all governmental authorities having jurisdiction over any such sale or sales, all at Borrower's expense.

                  6.1.4. Without regard to the adequacy of the foregoing, to proceed directly against any guarantor or any other obligor of the Note, or to exercise any other remedy available at law or in equity.


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                  6.1.5. Exercise all voting rights in the Collateral,
      including, without limitation, the right to vote to remove any one or more of the directors and officers of any issuer of Common Stock pledged as Collateral, and to elect new directors and officers of such issues, who thereafter will manage the affairs of such issuer.

            6.2. Lender shall not be deemed to have waived any rights under this Agreement or any other writing signed by Borrower unless such waiver be in writing and signed by Lender. No delay or omission on the part of Lender shall operate as a waiver of such right or any other right. A waiver by any party of a breach of a provision of this Agreement shall not constitute a waiver or prejudice the party's right otherwise to demand strict compliance with that provision or any other provision. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or take action to perform an obligation of Borrower under this Agreement after failure of Borrower to perform shall not affect Lender's right to declare a default and exercise its remedies under this Section 6.

            6.3. All Lender's rights and remedies, whether evidenced in this Agreement or by any other writing, shall be cumulative and may be exercised singly or concurrently.

            6.4. Lender is hereby irrevocably appointed attorney in fact of each Borrower with full power of substitution to sell and to execute such assignments and instruments in the name of each Borrower as may be expedient to consummate the sale or transfer of such portion of the Collateral as is necessary to satisfy the Obligations, in the manner provided herein in the event of an occurrence of an Event of Default.

            6.5. Lender shall not be liable or responsible for any failure or delay in exercising any right or remedy because of any restriction on transfer pursuant to applicable securities laws, and Borrower waives any claim arising by virtue of any such restriction.

      7. Notice. Any notice required or permitted to be given under this Agreement or under the Uniform Commercial Code shall be deemed given on the date such notice is personally delivered, one day after the date deposited with a nationally recognized overnight courier service with instructions to deliver on the following day, or three days after the date deposited in the United States mail, with postage prepaid, certified with return receipt requested. Any notice shall be delivered to the address of the party to whom notice is given as set forth below or to such other address as either party may hereafter designate to the other by written notice to the address set forth below:

      If to Borrower          8800 North Gainey Center Drive #245
                              Scottsdale, Arizona 85258

      If to Lender:           _____________________________
                              _____________________________
                              _____________________________


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                              and
                              _____________________________
                              _____________________________
                              _____________________________

      8. Voting. Borrower shall be entitled to exercise all voting and consent rights, if any, with respect to the Collateral until the occurrence of an Event of Default. This pledge and grant of security interest is for security purposes only.

      9. Preservation of Collateral. Lender shall have no responsibility with respect to the Collateral other than (i) to use reasonable care in the custody and preservation thereof as though such Collateral were Lender's own, and (ii) not to sell, transfer or convey any of the Collateral at any time prior to the occurrence of an Event of Default. Lender shall (or shall allow Borrower to) take reasonable, appropriate action in response to calls, conversions, exchanges, maturities and other matters with respect to the Collateral. Upon payment of the Note and performance of the Obligations, the Collateral shall be returned to Borrower, and all rights and obligations hereunder shall terminate.

      10. Successors and Assigns. Lender's rights hereunder shall inure to the benefit of its successors, heirs and assigns.

      11. Attorney Fees and Costs. Borrower agrees to pay all costs and attorneys' fees incurred by Lender in the preparation and negotiation of this Agreement and the Note, and the closing of the transaction reflected by those documents. Borrower also agrees to pay all costs and reasonable attorneys' fees incurred by Lender upon an Event of Default (or an event which with notice or passage of time could mature into an Event of Default) if (i) there is no litigation, or (ii) litigation is instituted and Lender is the prevailing party in such litigation, including appeals, upon final judgment.

      12. Time of Essence. Time of payment and performance is of the essence of this Agreement.

      13. Applicable Laws. This Agreement is governed by and shall be construed in accordance with the substantive laws of the State of Arizona, without regard to conflicts of laws principles. Borrower consents to be sued in, and otherwise submit to the jurisdiction of, the courts of the State of Arizona with respect to any dispute arising out of this Agreement.

      14. Counterparts. This Agreement may be executed in counterparts.


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      Dated as of the date and year first set forth above.


                                 BORROWER:

                                 UNISON HEALTHCARE CORPORATION



                                 By:_________________________________
                                 Its:________________________________




                                 LENDER:

                                 ELK MEADOWS INVESTMENTS, L.L.C.



                                 By:_________________________________
                                 Its:________________________________



                                 BRITWILL INVESTMENTS COMPANY, LTD.



                                 By:_________________________________
                                 Its:________________________________


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